                                 EXHIBIT (a)(6)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------         ---------------------------------------------------------
For this type of account:       Give the                          For this type of account:           Give the EMPLOYER
                                SOCIAL SECURITY                                                       IDENTIFICATION
                                number of-                                                            number of-
---------------------------------------------------------         ---------------------------------------------------------

1. An individual's account      The individual                    9. A valid trust, estate, or        The legal entity (Do not
                                                                     pension trust                    furnish the identification
2. Two or more individuals      The actual owner of the                                               number of the personal
   (joint account)              account or, if combined                                               representative or trustee
                                funds, any one of the                                                 unless the legal entity itself
                                individuals(1)                                                        is not designated in the
                                                                                                      account title.)(5)
3. Husband and wife             The actual owner of the
   (joint account)              account or, if joint funds.
                                either person(1)                 10. Corporate account                The corporation

4. Custodian account of a       The minor(2)                     11. Religious, charitable, or        The organization
   minor (Uniform Gift to                                            educational organization
   Minors Act)                                                       account

                                                                 12. Partnership account              The partnership
5. Adult and minor              The adult or, if the minor is
   (joint account)              the only contributor, the        13. Association, club or             The organization
                                minor(1)                             other tax-exempt
                                                                     organization
6. Account in the name of       The ward, minor, or
   guardian or committee        incompetent person(3)            14. A broker or registered           The broker or nominee
   for a designated ward,                                            nominee
   minor or incompetent
   person                                                        15. Account with the                 The public entity
                                                                     Department of
7. a. The usual revocable       The grantor-trustee(1)               Agriculture in the name
      savings trust account                                          of a public entity  (such
      (grantor is also                                               as a State or local
      trustee)                                                       government, school
                                                                     district, or prison) that
   b. So-called trust           The actual owner(1)                  receives agricultural
       account that is not a                                         program payments
       legal or valid trust
       under state law

8. Sole proprietorship          The owner(4)
   account
---------------------------------------------------------         ---------------------------------------------------------


(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)  Show the name of the owner.

(5)  List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more then one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                   Page 2


Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

*    A corporation.

*    A financial institution.

* An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

*    The United States or any agency or instrumentality thereof.

* A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

* A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

*    An international organization or any agency or instrumentality thereof.

* A registered dealer in securities or commodities registered in the United States or a possession of the United States.

*    A real estate investment trust.

*    A common trust fund operated by a bank under section 584(a) of the Code.

*    An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1) of the Code.

*    An entity registered at all times under the Investment Company Act of 1940.

*    A foreign central bank of issue.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

* Payments to nonresident aliens subject to withholding under section 1441 of the Code.

* Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

* Payments of patronage dividends where the amount received is not paid in money.

*    Payments made by certain foreign organizations.

*    Section 404(k) payments made by an ESOP.

*    Payments made to a nominee.

     Payments of interest not generally subject to backup withholding include the following:

* Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

* Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

* Payments described in section 6049(b)(5) of the Code to non-resident aliens.

*    Payments on tax-free covenant bonds under section 1451 of the Code.

*    Payments made by certain foreign organizations.

*    Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTFICATION NUMBER ON PART III OF THE FORM. WRITE "EXEMPT" ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.


     Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and their regulations.

Privacy Act Notice.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.


Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


         FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
         CONSULTANT OR THE INTERNAL REVENUE SERVICE.